UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 10, 2013

Date of report (Date of earliest event reported)

Integrated Device Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138

(Address of principal executive offices) (Zip Code)

(408) 284-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2013, Integrated Device Technology, Inc. (the “Company”) announced that Richard D. Crowley, Jr. will be resigning as the Vice President and Chief Financial Officer of the Company. Mr. Crowley will continue to serve as an employee and financial advisor to the Company through September 17, 2013.

On September 10, 2013, the Company’s Board of Directors (the “Board”) appointed Brian C. White to the positions of Vice President and Chief Financial Officer effective September 11, 2013. Mr. White joined the Company as Vice President, Finance in February 2007 and became Vice President, Finance and Treasurer of the Company in April 2009. From June 2008 to October 2008, he served as the Company’s interim CFO. Prior to joining the Company, Mr. White held management positions with Nvidia, Hitachi GST and IBM. He started his career in public accounting with Deloitte & Touche and Arthur Andersen. Mr. White has 25 years of professional experience in finance, accounting, business line management, strategy and business development. Mr. White is a CPA and holds an MBA from the University of Notre Dame.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated September 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2013	INTEGRATED DEVICE TECHNOLOGY, INC.

	By:	/s/ Matthew D. Brandalise
Matthew D. Brandalise General Counsel and Secretary (duly authorized officer)

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 10, 2013.